Exhibit 99.1

Mark Futrovsky Appointed President of TOMI Environmental Solutions

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--July 25, 2013--TOMI Environmental Solutions, Inc. (“TOMI”) (OTCQB: TOMZ), a global bacteria decontamination and infectious disease control company, announced today that Mr. Mark Futrovsky has been appointed President of TOMI.

Dr. Halden Shane, TOMI’s Chief Executive Officer, stated “We are pleased to have Mark join the TOMI team. With his strong industry experience, leadership skills and dedication, he will be instrumental in the continued growth and success of TOMI. Mark’s appointment of President by our Board of Directors to help lead TOMI exemplifies our strategy and commitment of continuing to add proven leaders to the TOMI management team to best prepare the Company for its next level of growth as well as investing for the long term.”

Commenting about his appointment, Mr. Futrovsky said, “I am excited and honored to assume the Presidency of TOMI and look forward to bringing TOMI and its Binary Ionization Technology to the forefront of the decontamination industry. With its patented technology, TOMI is uniquely positioned to capitalize in the fast growing decontamination marketplace. I am thrilled to continue working with Doc Shane, Sam Bergman and the TOMI team to build new business, seek out new growth opportunities and help TOMI consistently deliver high performing decontamination products and services, both domestically and internationally.”

Mr. Futrovsky has been an attorney for more than 30 years, where he practiced corporate law for over 20 years at the firm he founded in the mid-1980s. In 2004, Mr. Futrovsky joined the Rolyn Companies (“Rolyn”), where, as its President, he implemented strategic initiatives including a company-wide integration that resulted in growth and increased profitability. His leadership was demonstrated many times as he helped guide Rolyn through both challenging times, as well as some of the most exciting moments in Rolyn’s history. Prior to his appointment, Mr. Futrovsky was a senior consultant for TOMI and, during his tenure, was instrumental in TOMI’s acquisition of the Binary Ionization Technology and related patents from L-3 Applied Technologies as well as developing systems and programs to build and strengthen TOMI. Mr. Futrovsky is a member of multiple Bar Associations, involved as a volunteer in various local civic organizations and serves on the boards of a number of local charities and hospitals. Mr. Futrovsky will be based out of TOMI’s East Coast office located in Rockville, Maryland that already houses various TOMI executives as well as support, marketing and training personnel.

About TOMI Environmental Solutions, Inc.

TOMI Environmental Solutions, Inc. (OTCQB: TOMZ) is a global bacteria decontamination and infectious disease control company, providing green energy-efficient environmental solutions for indoor surface decontamination through manufacturing, sales and licensing of our premier platform of Hydrogen Peroxide aerosols, Ultra-Violet Ozone Generators and Ultra-Violet Germicidal Irradiation ("UVGI") products and technologies.

TOMI’s products are designed to service a broad spectrum of commercial structures including medical facilities, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, and athletic facilities. TOMI’s products and services have also been used in single-family homes and multi-unit residences.

TOMI also develops training programs and application protocols for its clients and is a member in good standing with the Indoor Air Quality Association, The International Ozone Association, The United States Green Building Council, The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America and the Restoration Industry Association.

For additional product information, visit www.tomiesinc.com or contact us at info@tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

CONTACT:
TOMI Environmental Solutions, Inc.
Dr. Halden Shane, Chairman of the Board & Chief Executive Officer
(310) 275-2255 / (800) 525-1698
or
INVESTOR RELATIONS:
Syndicated Capital, Inc.
(310) 255-4445